UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2015

Terreno Realty Corporation

(Exact name of registrant as specified in its charter)

Maryland	001-34603	27-1262675
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 Montgomery Street, Suite 200

San Francisco, CA 94104

(Address of principal executive offices) (Zip Code)

(415) 655-4580

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01.	OTHER EVENTS.

On March 31, 2015, Terreno Realty Corporation (the “Company”) filed a new prospectus supplement with the Securities and Exchange Commission (the “SEC”) with respect to the Company’s existing $100,000,000 at-the-market equity offering program (the “ATM Program”). The new prospectus supplement was filed as a result of the Company’s filing with the SEC on March 26, 2015 of a new shelf registration statement on Form S-3 (File No. 333-203030), which replaced the Company’s previously filed shelf registration statement on Form S-3.

On March 31, 2015, the Company entered into amendments (the “Amendments”) to its Equity Distribution Agreements, dated as of February 28, 2014, with each of KeyBanc Capital Markets Inc., JMP Securities LLC, Mitsubishi UFJ Securities (USA), Inc. and MLV & Co. LLC, as sales agents, which provide, among other matters, that any offers and sales of shares of the Company’s common stock under the existing ATM Program shall be made pursuant to the new prospectus supplement. As of March 31, 2015, no offers or sales have been made under the ATM Program.

The foregoing description of the Amendments is qualified in its entirety by reference to the form of Amendment filed as Exhibit 1.1 to this Current Report on Form 8-K and incorporated herein by reference.

In connection with the Company’s filing with the SEC of the new prospectus supplement with respect to the existing ATM Program, the Company is filing certain exhibits as part of this Current Report on Form 8-K. See “Item 9.01. Financial Statements and Exhibits.”

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit Number	Description

1.1*	Form of Amendment to Equity Distribution Agreement

5.1*	Opinion of Goodwin Procter LLP with respect to the validity of the shares.

23.1*	Consent of Goodwin Procter LLP (contained in its opinion filed as Exhibit 5.1 and incorporated herein by reference).

*	Filed herewith

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TERRENO REALTY CORPORATION

Date: March 31, 2015	By:	/s/ Jaime J. Cannon
Jaime J. Cannon
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

1.1*	Form of Amendment to Equity Distribution Agreement

5.1*	Opinion of Goodwin Procter LLP with respect to the validity of the shares.

23.1*	Consent of Goodwin Procter LLP (contained in its opinion filed as Exhibit 5.1 and incorporated herein by reference).

*	Filed herewith